UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2025

GLOBA TERRA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42736	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

382 NE 191st Street #952377 Miami, Florida	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +52 55 8975 9325
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, three-fourths of one redeemable warrant, and one right to receive one-tenth of a Class A ordinary share	GTERU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units, $0.0001 par value	GTER	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share, $0.0001 par value, at an exercise price of $11.50	GTERW	The Nasdaq Stock Market LLC
Rights included as part of the units, each entitling the holder to receive one-tenth of one Class A ordinary share, $0.0001 par value	GTERR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2025, the Registration Statement on Form S-1 (File No. 333-286585) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Globa Terra Acquisition Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On July 10, 2025, the Company consummated the IPO of 17,499,550 units (the “Units”), including 2,282,550 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full. Each Unit consists of one Class A Ordinary Share, $0.0001 par value per share (the “Class A Ordinary Shares”), three-fourths of one redeemable warrant (the “Public Warrants”), with each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, and one right to receive one-tenth of a Class A Ordinary Share upon the Company’s consummation of an initial business combination (the “Public Rights”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $174,995,500 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●
an Underwriting Agreement, dated July 8, 2025, between the Company and D. Boral Capital LLC, as representative of the several underwriters named in Schedule I thereto, which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriters;

●
a Private Placement Units and Restricted Shares Purchase Agreement (“Sponsor Private Placement Agreement”), dated July 8, 2025, between the Company and Globa Terra Management LLC (the “Sponsor”), pursuant to which the Sponsor purchased 356,767 private placement units (the “Sponsor Private Placement Units”) and 713,534 restricted Class A shares (“Sponsor Restricted Class A Shares”);

●
a Private Placement Units and Restricted Shares Purchase Agreement (“Private Placement Investor Private Placement Agreement”), dated July 8, 2025, between the Company and a certain Private Placement Investor (the “Investor”), pursuant to which the Investor purchased 37,500 private placement units (the “Investor Private Placement Units” and together with the Sponsor Private Placement Units, the “Private Placement Units”) and 75,000 restricted Class A shares (the “Investor Restricted Class A Shares” and, together with, the Sponsor Restricted Class A Shares, the “Restricted Class A Shares”);

●
a Warrant Agreement, dated July 8, 2025, between the Company and Odyssey Transfer and Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of, and procedures for exercising, the Public Warrants and the warrants contained in the Private Placement Units (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”); certain adjustment features of the terms of exercise; provisions relating to cashless exercise of the Warrants; provisions related to the redemption of the Public Warrants; provisions for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●
a Rights Agency Agreement, dated July 8, 2025, between the Company and Odyssey Transfer and Trust Company, as rights agent (the “Rights Agreement”), which sets forth the terms and procedures for the issuance of the shares underlying the Public Rights and the rights contained in the Private Placement Units (the “Private Placement Rights” and, together with the Public Rights, the “Rights”); provisions for amendments to the Rights Agreement; and indemnification of the rights agent by the Company under the agreement;

●
an Investment Management Trust Agreement, dated  July 8, 2025, between the Company and Odyssey Transfer and Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●
a Registration Rights Agreement, dated July 8, 2025, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold;

●
a Letter Agreement, dated July 8, 2025, among the Company, the Sponsor, the initial shareholders of the Company and each of the directors and officers of the Company, pursuant to which the Sponsor, other initial shareholders and each of the directors and officers of the Company have agreed to vote any shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 15 months from the closing of the IPO (or up to 21 months if the time to complete an initial business combination is extended as described in the Registration Statement) or such longer period as is approved by the Company’s shareholders; to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations;

●
an Administrative Services Agreement, dated July 8, 2025, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $15,000 per month until the earlier of the consummation of the Company’s initial business combination or liquidation; and

●
Indemnification Agreements, each dated  July 8, 2025, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company, a form of which is filed with this Form 8-K hereto as Exhibit 10.7.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 10.2, 4.1, 4.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 respectively.

Item 3.02	Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placements of an aggregate of (a) 394,267 Private Placement Units, and (b) 788,534 Class A ordinary shares at a combined price of $10.00 per private placement security for an aggregate purchase price of $3,154,136 (the “Private Placements”). The Private Placement Units, which were purchased by the Sponsor and the Investor, are identical to the Units, except that, they (i), subject to certain limited exceptions, will be subject to transfer restrictions until 180 days following the consummation of the Company’s initial business combination and (ii) will be entitled to registration rights. In addition, the Class A Ordinary Shares underlying the warrants included in the Provate Placement Units are not redeemable by the Company. The Restricted Class A Shares are Class A Ordinary Shares of the Company that have had their voting, redemption and transfer rights contractually waived until such time as the Company completes an initial business combination.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2025, in connection with the IPO, Edward Joseph Preble, Kelly Burke, Jesus Demetrio Tueme and Jeff Smith (the “New Directors” and, collectively with Agustin Tristan Aldave, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective July 7, 2025, each of Kelly Burke, Jesus Demetrio Tueme and Jeff Smith was also appointed to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

          Jeff Smith and Edward Joseph Preble hold interests in the Sponsor. As described above, on July 8, 2025, the Company entered into the Administrative Services Agreement pursuant to which the Sponsor agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $15,000 per month until the earlier of the consummation of the Company’s initial business combination or liquidation.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2025, the Company’s Amended and Restated Memorandum and Articles of Association became effective. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01	Other Events.

A total of $174,995,500 of the net proceeds from the IPO and the Private Placements was placed in a trust account, with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not completed its initial business combination within 15 months from the closing of this offering (or up to 21 months if the time to complete an initial business combination is extended as described in the Registration Statement)  or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 15 months from the closing of this offering (or up to 21 months if the time to complete an initial business combination is extended as described in the Registration Statement), subject to applicable law.

On July 8, 2025, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
1.1	Underwriting Agreement, dated July 8, 2025, between the Company and D. Boral Capital LLC, as representative of the several underwriters
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Warrant Agreement, dated July 8, 2025, between the Company and Odyssey Transfer and Trust Company
4.2	Rights Agency Agreement, dated July 8, 2025, between the Company and Odyssey Transfer and Trust Company
10.1	Private Placement Units and Restricted Share Purchase Agreement, dated July 8, 2025, between the Company and Globa Terra Management LLC
10.2	Private Placement Securities and Founders Shares Subscription Agreement, dated July 8, 2025, between the Company and the Investor
10.3	Investment Management Trust Account Agreement, dated July 8, 2025, between the Company and Odyssey Transfer and Trust Company
10.4	Registration Rights Agreement, dated July 8, 2025, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto
10.5	Letter Agreement, dated July 8, 2025, among the Company, the Sponsor, the initial shareholders of the Company, and each of the directors and officers of the Company
10.6	Administrative Services Agreement, dated July 8, 2025, by and between the Company and the Sponsor
10.7	Form of Indemnification Agreement between the Company and each of the officers and directors of the Company
99.1	Press Release, dated July 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2025
Globa Terra Acquisition Corporation
By:	/s/ Agustin Tristan Aldave
Name:	Agustin Tristan Aldave
Title:	Chief Executive Officer